UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one (1) Ordinary Share, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A

*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Quoin Pharmaceuticals Ltd. (the “Company” or “Quoin”), a late clinical stage, specialty pharmaceutical company focused on the development and commercialization of therapeutic products that treat rare and orphan diseases, today announced additional highly positive clinical data from its ongoing Investigator Pediatric Netherton Syndrome (NS) study. After 6 weeks of continued whole body application of QRX003, the subject’s skin remains almost completely healed demonstrating the durability of ongoing daily treatment with the product. In addition, the patient has continued to have no requirement for previously necessary medications such as antibiotics, antivirals, antihistamines and glucocorticoids. Importantly, with the patient’s pruritus or itch almost completely eliminated, she continues to experience zero nightly sleep disturbances without the need for any sedating medication, marking the first continuous period of uninterrupted sleep in the patient’s life. No adverse events have been reported to date after 6 weeks of whole body treatment with QRX003.The Company expects to initiate whole body application of QRX003 on a second pediatric Netherton patient in a few weeks.

 Cautionary Note Regarding Forward Looking Statements

The Company cautions that statements in this report that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances, such as “expect,” “intend,” “hope,” “plan,” “potential,” “anticipate,” “look forward,” “believe,” “may,” and “will,” among others. All statements that reflect the Company’s expectations, assumptions, projections, beliefs, or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to: testing expected to commence in a few weeks on a second pediatric patient. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the timing of the Company’s clinical studies may be delayed and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 2, 2025	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Michael Myers
	Name:	Dr. Michael Myers
	Title:	Chief Executive Officer